Exhibit 10.9

FORM OF

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (this “Agreement”) dated                     (the “Effective Date”), between Automatic Switch Company, a corporation incorporated under the laws of Delaware, and ASCO Controls, L.P., a limited partnership formed under the laws of Delaware (collectively, “Licensor”), and [        ], a corporation incorporated under the laws of [        ] (“Licensee”) (each a “Party” and collectively, the “Parties”).

WHEREAS, before the Effective Date, Licensor and Licensee were both subsidiaries of Emerson Electric Co. (“Emerson”);

WHEREAS, pursuant to a Separation and Distribution Agreement, dated as of          (the “Separation Agreement”), between Emerson and Vertiv Co. (“Vertiv”), it is contemplated that Vertiv will be spun out from Emerson as a new publicly traded company (the “Spin-off”);

WHEREAS, at and after the time of the Spin-off, the Licensee will be a wholly owned subsidiary of Vertiv; and

WHEREAS, pursuant to the Separation Agreement, Licensee has agreed to enter into this Agreement, and Emerson has agreed to cause Licensor to enter into this Agreement.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For the purpose of this Agreement, Vertiv and its Subsidiaries shall not be considered Affiliates of Licensor.

“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Business Materials” means signs, business cards, invoices, letterhead, agreements and other commercial documents.

“Change of Control” of a Person means (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of such Person and its Subsidiaries, taken as a whole, or (ii) a transaction or series of transactions (including by way of merger, consolidation, sale of stock or otherwise) the result of which is that any Person or “group” (as defined in Section 13 of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly, of more than 50% of the voting power of the outstanding voting stock of such Person entitled to vote generally in elections of directors of such Person.

“Control” (including, with correlative meanings, the terms “controlling”, “controlled by” or “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Corporate Identity” means any business or corporate entity name, trade name or other business or corporate identifier (e.g., “d/b/a”).

“Critical Power Systems Market” means Licensed Products that are primarily intended for use alone or as a part of a system for managing electrical power for data centers, communications networks, and commercial/industrial applications as well as small surge protection devices and automatic transfer switches used in residential and light commercial applications.

“Fluid Automation Market” means products that are primarily intended for use as part of a system for controlling fluids (liquids and gases), including the expressly excluded products set forth on Exhibit B.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local, governmental authority, department, court, agency or official, including any political subdivision thereof.

“License” means the license granted to Licensee in Section 2.01 and any permitted sub-license granted pursuant to Section 2.02.

“Licensed Marks” means the Licensed Trademark and the Licensed Service Marks.

“Licensed Product” means a product whose primary design and purpose is for the management of electrical power, including those products set forth on Exhibit B and future extensions thereof, provided that in no event shall the following constitute Licensed Products hereunder: (i) any products within the Fluid Automation Market, or (ii) any products or services currently manufactured, sold or provided by Licensor or any of its Affiliates under the ASCO brand and future extensions of such products or services, including those expressly excluded products set forth on Exhibit B.

“Licensed Service” means any service related primarily to the installation, maintenance, repair, use, and monitoring of Licensed Products, including educational services relating thereto.

“Licensed Service Marks” means the service marks “ASCO Power Services,” “ASCO Power Technologies” or such other mark comprising “ASCO Power” as may be approved in writing by Licensor in its discretion.

“Licensed Trademark” means the trademark “ASCO.”

“Licensor Competitor” means any Person that, in the sole judgment of Licensor, engages in a business that competes with any business now or hereafter conducted by Licensor or any of its present or future Affiliates.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Promotional Material” means all material used in the promotion of, or otherwise in connection with, any Licensed Products or Licensed Services (whether written or recorded in any other medium) as permitted in this Agreement, and includes artwork, advertising materials (irrespective of the medium in which they are record), display materials, packaging materials, brochures, product specifications and drawings, videos, broadcasts, and posters (including any material used on a World Wide Information Distribution Medium).

“Social Media Identifier” means any name, mark or other identifier (either alone or in combination with any other name, mark or other identifier) used to establish an account, screen name, nickname or “handle” on, or means to locate any, social media product, service, application or tool (e.g., Twitter,

Facebook, etc.) or similar service (now known or hereafter known), including any of the foregoing that permits the exchange of user generated content on the internet (e.g., YouTube).

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person. For the purpose of this Agreement, Vertiv and its Subsidiaries shall not be considered Subsidiaries of Licensor.

“World Wide Information Distribution Medium” is a means of simultaneously (or nearly simultaneously) distributing information to all or most countries in the world and which permits contemporaneous (or nearly contemporaneous) access to that information in those countries, and includes the internet.

Section 1.02 Terms Defined in the Body of this Agreement. Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Acquired Business	2.04
Acquiring Party	2.04
Damages	4.03
Effective Date	Preamble
Licensee	Preamble
Licensor	Preamble
Non-Conforming Use	3.04(a)
Party	Preamble
Parties	Preamble
Permitted Corporate Identity	2.06
Permitted Domain Name	Section 2.05
Separation Agreement	Preamble
Transition Period	3.04(a)

Section 1.03. Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this

Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law.

ARTICLE 2

GRANT OF LICENSE

Section 2.01. Grant of License.

(a) Products. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a worldwide, perpetual (except as set forth in Article 5), revocable (as provided in Section 5.03), royalty-free, non-exclusive license to use the Licensed Trademark solely in connection with Licensed Products. During the term of this Agreement, neither Licensor nor any of its Affiliates shall, or shall authorize any third party to, market, promote or sell any Licensed Products bearing the Licensed Trademark in the Critical Power Systems Market.

(b) Services. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a worldwide, perpetual (except as set forth in Article 5), revocable (as provided in Section 5.03), royalty-free, non-exclusive license to use the Licensed Service Marks solely in connection with Licensed Services. During the term of this Agreement, neither Licensor nor any of its Affiliates shall, or shall authorize any third party to, market, promote or sell any Licensed Services bearing the Licensed Service Marks in the Critical Power Systems Market.

Section 2.02. Sublicense Rights. Licensee may sublicense its rights under the License to Vertiv or any Subsidiary of Vertiv that is not a Licensor Competitor provided that:

(a) any sublicense shall be in writing and contain terms that bind the sublicensee to the terms and conditions of this Agreement;

(b) no sublicensee shall have the right to assign or sublicense its rights under an assignment or sublicense to any third party;

(c) Licensee shall provide a copy of any executed sublicenses to the Licensor;

(d) any sublicense granted pursuant to this Section 2.02 shall automatically terminate upon the termination of this Agreement;

(e) any sublicense granted pursuant to this Section 2.02 to any Subsidiary of Vertiv shall automatically terminate upon the date the applicable sublicensee ceases to be a Subsidiary of Vertiv;

(f) any sublicense granted pursuant to this Section 2.02 to Vertiv shall automatically terminate upon the date Licensee ceases to be a direct or indirect Subsidiary of Vertiv;

(g) all terms and obligations applicable to Licensee shall equally apply to all sublicensees and all acts and omissions of each sublicensee shall be deemed an act or omission of Licensee (including any breach by the sublicensee of the terms and conditions of this Agreement related to the use of the Licensed Marks) and Licensee shall be liable for any such acts or omissions; and

(h) Licensee shall at all times and at its own cost enforce compliance by each sublicensee with the terms and conditions of this Agreement.

Section 2.03 Permitted Third Party and Affiliate Uses. Licensee may sell, make, and have made Licensed Products bearing the Licensed Trademark and provide Licensed Services under the Licensed Service Marks, respectively, through Affiliates or third party distributors, representatives, resellers, contractors, or service providers; provided that Licensee (1) may not sublicense any rights granted to Licensee under the License to any such Affiliates or third parties (except as provided in Section 2.02), and (2) shall be solely and exclusively responsible for any breach or violation of the terms and conditions of this Agreement by any such Affiliates or third parties (it being understood that the restrictions and obligations in this Agreement regarding the use of the Licensed Marks shall equally apply to such Affiliates and third parties).

Section 2.04 Acquired Businesses. Notwithstanding anything in this Agreement to the contrary, if Licensee or any of its Affiliates (an “Acquiring Party”) acquires a business whether accomplished by the purchase of stock or by purchase of assets (the “Acquired Business”), the License shall not extend to any products or services made, used, sold, offered for sale, imported, reproduced, performed, displayed, distributed or otherwise transferred by the Acquired Business prior to the date of such acquisition (even if such products or services constitute Licensed Products or Licensed Services or are of the same or similar kind as the Licensed Products or Licensed Services of the Acquiring Party, and even if such products or services are made, used, sold, offered for sale, imported, reproduced, performed, displayed, distributed or otherwise transferred by the Acquiring Party after the date of such acquisition).

Section 2.05. Permitted Domain Names. Licensee shall have the right and license to register solely as a domain name with the applicable domain name registrar (and not as a trademark or service mark), maintain and use those domain names set forth on Exhibit A (and any other domain name comprising both the terms “asco” and “power” to the extent approved by Licensor in writing, consent not to be unreasonably withheld) (a “Permitted Domain Name”) solely for the purposes of directing internet traffic to chosen web sites related to the Licensed Products and Licensed Services. Upon any termination or earlier expiration of this Agreement, Licensee shall promptly assign and transfer to Licensor all Permitted Domain Names.

Section 2.06. Permitted Corporate Identities. Licensee shall have the right and license to register solely as a Corporate Identity with the applicable secretary of state or other Governmental Authority responsible for the registration of business names (and not as a trademark or service mark), maintain and use the names “ASCO Power” and “ASCO Power Technologies” (or a derivative thereof to the extent approved by Licensor in writing) (a “Permitted Corporate Identity”) solely as a business name, trade name and Social Media Identifier. Upon any termination or earlier expiration of this Agreement, Licensee shall promptly change any and all Corporate Identities used by Licensee and its Affiliates to a name that does not use, comprise of, or is not confusingly similar to any Licensed Mark.

Section 2.07. Disclaimers; Limitation of Liability. THE LICENSE AND RIGHTS GRANTED HEREIN ARE MADE ON AN “AS IS” BASIS, AND LICENSOR HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF ANY KIND, INCLUDING WITHOUT LIMITATION, THOSE REGARDING MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OF NON-INFRINGEMENT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY WILL BE LIABLE UNDER ANY LEGAL OR EQUITABLE THEORY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 3

OWNERSHIP AND USE OF LICENSED MARKS

Section 3.01. Ownership of Licensed Marks. Neither this Agreement nor its performance confer on Licensee any right with respect to the Licensed Marks other than those rights expressly granted in this Agreement. Licensor is entitled to grant such other rights in and licenses of the Licensed Marks as it sees fit and nothing in this Agreement restricts Licensor’s right to use the Licensed Marks on or in connection with any products or services, in each case other than in connection with Licensed Products and Licensed Services in the Critical Power Systems Market as set forth in Section 2.01. All goodwill associated with any use of the Licensed Marks by Licensee shall inure to the sole and exclusive benefit of Licensor. Licensee shall not (i) challenge the validity or Licensor’s exclusive ownership of the Licensed Marks or any other related mark of Licensor or claim adversely or assist in any claim adverse to Licensor concerning any right, title or interest in the Licensed Marks, or (ii) do or permit any act which may directly or indirectly impair or prejudice Licensor’s title to the Licensed Marks or be detrimental to the reputation and goodwill of Licensor, including any act which might assist or give rise to any application to remove or de-register the Licensed Marks or other related marks of Licensor.

Section 3.02. Applications and Registrations.

(a) Licensee shall provide Licensor with such reasonable assistance, at Licensor’s sole cost and expense, as Licensor may deem necessary or appropriate in order for Licensor to file, prosecute, defend, and maintain applications and registrations for the Licensed Marks as Licensor deems appropriate in its complete discretion, including providing all consents, other documents and specimens of use reasonably requested by Licensor.

(b) Licensor shall endeavor in good faith to inform Licensee of its intention to abandon (including by intentional failure to pay renewal or other maintenance fees or actively informing any relevant trademark registry of an intention to abandon) any application or registration for the Licensed Marks covering the Licensed Products or Licensed Services. In such event, Licensee may opt to pay the renewal or other maintenance fees with respect to such Licensed Marks on Licensor’s behalf. Licensor shall retain ownership of all right, title and interest in such application or registration.

(c) If Licensee believes that additional registrations for the Licensed Marks covering Licensed Products or Licensed Services would be beneficial to Licensee, it shall notify Licensor and request that Licensor file additional applications. Upon receipt of such request, Licensor shall file such applications within a reasonable period of time, unless, in the reasonable judgment of Licensor, the Licensed Marks are not registrable or such applications are otherwise not legally advisable. All costs incurred by Licensor in connection with the filing, prosecution and maintenance of such application or registration shall be at Licensee’s sole expense. Licensor shall retain ownership of all right, title and interest in any such application or registration.

Section 3.03. Use of the Licensed Marks.

(a) Standards for Use of the Licensed Marks. Licensee shall use the Licensed Marks only in the fonts and colors shown for each mark in Exhibit A, or such other fonts and colors as may be approved in writing by Licensor (such approval not to be unreasonably withheld), and shall conform to the standards for use of the Licensed Marks set forth on Exhibit A and such other reasonable standards as Licensor from time to time prescribes, including standards relative to the font, design, size, position, appearance, marking, and color of the Licensed Marks, and manner of use of the Licensed Marks and accompanying designations on any Licensed Product and in connection with any Licensed Service, document or other media including any Promotional Material, provided that any change to such standards does not pose an unreasonable burden on Licensee.

(b) Use of the Licensed Trademark. Licensee shall not use the Licensed Trademark on any Business Materials or Promotional Materials, except (i) on labels and tags affixed to the Licensed Product; (ii) on packaging for the Licensed Product; (iii) on product and marketing literature (except for and excluding business cards and other Business Materials), provided such literature also prominently features the VERTIV logo; (iv) in product specifications and drawings, and in the text of product literature as necessary to describe the Licensed Product or its operation; (v) on signs displayed at the point of sale; (vi) in photographs of Licensed Products and Promotional Materials incorporating such photographs; and (vii) on invoices and other commercial documents as necessary to identify Licensed Products on such commercial documents.

(c) Use of the Licensed Service Marks. Licensee shall only use the Licensed Service Marks (and shall not use the Licensed Trademark) on Promotional Materials, Business Materials, service vehicles, and clothing worn by service personnel in connection with the advertising or provision of the Licensed Services.

(d) Use of a Permitted Corporate Identities. Licensee shall only use a Permitted Corporate Identities (and shall not use the Licensed Trademark) on Business Materials and other documents and media to identify the business providing the Licensed Products and Licensed Services.

(e) Prohibitions on Use and Registration. Licensee shall not and shall cause its Affiliates not to (i) register or use or attempt to register or to use any trademark, design, Corporate Identity, URL, domain name, or Social Media

Identifier that may be similar to or comprise or include the Licensed Marks, except as expressly permitted in Section 2.05 and Section 2.06; (ii) register or attempt to register the Licensed Marks as part of, in combination with or otherwise in connection with, any mark, logo or other source identifier; (iii) use the Licensed Trademark in connection with any product or service other than the Licensed Products; (iv) use the Licensed Marks with any mark, logo or other source identifier in such close proximity as to form a composite mark; (v) use the Licensed Service Marks in connection with any product or service other than the Licensed Services; or (vi) except for use of a Permitted Corporate Identities as permitted by Section 2.06, use the Licensed Marks in any way that may imply that ASCO is a trade name of Licensee.

Section 3.04. Transitional Rights.

(a) The Parties acknowledge and agree that as of the Effective Date, Licensee and/or its Affiliates use the Licensed Marks (i) in the color green, which is different from the color show on Exhibit A, (ii) in variations other than those specified on Exhibit A, and (iii) in a manner that is otherwise outside of the scope of use of the Licensed Marks permitted by Section 3.03 (all such uses of the Licensed Marks as of the Effective Date not in compliance with the terms of this Agreement, a “Non-Conforming Use”). Licensor hereby grants Licensee and/or its Affiliates permission to continue such Non-Conforming Use of the Licensed Marks for a period of two years following the Effective Date (the “Transition Period”) solely (1) in the same manner as the Licensed Marks was used by Licensee and/or its Affiliates before the Effective Date, (2) to the extent necessary for Licensee and/or its Affiliates to continue Licensee’s and/or its Affiliates’ business following the Effective Date in the same manner as operated immediately prior to the Effective Date, and (3) for the purpose of facilitating Licensee’s and/or its Affiliates’ orderly discontinuation of all Non-Conforming Uses and to transition to use of the Licensed Marks solely in the form shown in Exhibit A and as otherwise expressly permitted by this Agreement and stipulated by Licensor.

(b) Except as provided in Section 3.04(c) below, the Licensee shall discontinue, and cause Licensee’s Affiliates to discontinue, all Non-Conforming Uses of the Licensed Marks by the end of the Transition Period, including any further creation, publication or distribution of documents and materials (whether in written, electronic, optical, or in other form), all promotional and advertising literature, labels, name plates, stationary, business cards, office forms, packaging, websites and all other written and electronic Non-Conforming Uses of the Licensed Marks.

(c) Without limiting Section 3.04(a), Licensee and its Affiliates will not be obligated to modify, or cause a third party to modify, any finished goods inventories or Promotional Material to which a Non-Conforming Use of the

Licensed Marks was affixed prior to the expiration of the Transition Period and may continue to sell any such goods until the depletion of such inventory in the ordinary course of business consistent with past practice.

(d) Within six months of the Effective Date, Licensee and its Affiliates shall discontinue use of and change the Corporate Identity of any and all of its Affiliates that include “ASCO” (other than any Permitted Corporate Identity) to names that comply with Section 2.06 (and shall discontinue any further use of any such changed Corporate Identity on any Business Materials), including the following Affiliates: (i) Asco Services, Inc.; and (ii) ASCO Switch Enterprises LLC.

(e) Within two (2) years of the Effective Date, Licensee and its Affiliates shall discontinue use of any existing domain names that include “ASCO” (other than any Permitted Domain Names). Licensee shall immediately assign and transfer to Licensor all such domain names owned by Licensee or its Affiliates.

Section 3.05. Quality Standards and Inspection. All Licensed Products and Licensed Services to which the Licensed Marks are applied shall at all times be in compliance with Applicable Law, and such goods and services shall be provided in a manner so as not to bring discredit upon the Licensed Marks. Licensee shall ensure that all Licensed Products and Licensed Services to which the Licensed Marks are applied (and all Promotional Material used in connection with the foregoing) shall be of at least substantially the same quality as those goods sold or provided by Licensor and its Affiliates immediately prior to the Effective Date and that such quality shall be reasonably maintained on a consistent basis. Licensor shall have the right to inspect any designation, document or other media including any Promotional Material, and any facilities or records, used or maintained by Licensee in connection with the supply of goods and services under the Licensed Marks upon providing Licensee forty-eight (48) hours prior written notice. Such inspection shall only be permitted during Licensee’s normal business hours. Upon such Licensor’s reasonable written request, Licensee agrees to furnish Licensor with representative samples of goods bearing the Licensed Marks (including Promotional Material) in order to ascertain that they conform to such quality standards and other provisions of this Agreement. Such samples shall be furnished by Licensee either at the facility at which they are ordinarily kept, or, upon request of Licensor, shipped to Licensor at Licensor’s expense. In the event that Licensor determines that any sample does not meet such standards, Licensee shall have 45 days after notification by Licensor within which to make the changes required for compliance.

Section 3.06. Third Party Notices. If requested in writing by Licensor, Licensee shall ensure that any Promotional Material which includes a reference to the Licensed Marks contains a written statement to the effect that the Licensed Marks are owned by Licensor and used by Licensee under license, or such other statement as Licensor may reasonably require from time to time.

ARTICLE 4

INFRINGEMENT AND INDEMNIFICATION

Section 4.01. Infringement of Licensed Marks by Third Party.

(a) Licensee shall immediately notify Licensor of any unauthorized or improper use by any Person of the Licensed Marks. Licensee shall notify Licensor of the particulars of such infringement and provide any other information that it may have relating to such infringement.

(b) Licensor shall have the exclusive right, but shall not be required, to take any action, legal or otherwise, in connection with any infringement of the Licensed Marks. Licensor may require Licensee to lend its name to such proceedings and provide reasonable assistance. If Licensor declines to take action with respect to an alleged infringement in connection with products or services within the Critical Power Systems Market, then Licensee shall have the right to take action on behalf of Licensor, unless Licensor determines in its reasonable judgement that such enforcement action may adversely impact its rights in the Licensed Marks. In such case, Licensee may initiate proceedings or otherwise take action with respect to any unauthorized use of the Licensed Marks (at Licensee’s cost) on or in connection with products or services within the Critical Power Systems Market; provided that Licensee keeps Licensor fully and promptly informed of the conduct and progress of such action or proceedings; indemnifies Licensor for all Damages (as defined in Section 4.03) arising from such action or proceeding or any claims or counterclaims asserted against Licensor; and provided, further, that Licensee shall not settle any such proceedings that would adversely affect the rights or interest of Licensor in and to the Licensed Marks without Licensor’s prior written consent. Any damages or settlement amounts recovered for such Licensed Marks in any such action or proceeding shall first be used to reimburse each party for their respective costs incurred in the enforcement action, and then shall belong solely and exclusively to Licensor, unless the Parties shall agree otherwise in writing. Except as otherwise provided herein, Licensee shall not institute, commence or prosecute any claim, action or proceeding against any person or entity alleging infringement, imitation or unauthorized use of the Licensed Marks without the prior written consent of Licensor.

Section 4.02. Third Party Actions. Each Party shall immediately notify the other Party of any allegations, claims or demands (actual or threatened) against the notifying Party or any of its Affiliates for infringement of any trademark rights of third parties by reason of either Party’s use of the Licensed Marks and provide all particulars requested by the non-notifying Party at notifying Party’s cost and expense. Licensee shall not enter into any settlement, admit any liability or consent to any adverse judgment that would adversely affect the rights or interest of Licensor in and to the Licensed Marks without the prior written consent of Licensor. Licensor shall have the right to employ separate counsel and participate in the defense of such action at its own expense.

Section 4.03. Indemnification. Each Party (the “Indemnitor”) agrees to indemnify, defend and hold the other Party harmless from and against all losses, claims, damages, liabilities, demands, proceedings and costs (including legal costs and attorneys’ fees) (“Damages”) related to or arising out of third party claims relating to the (i) Indemnitor’s use of the Licensed Marks or (ii) the breach of Indemnitor’s rights and obligations under this Agreement.

ARTICLE 5

TERM AND TERMINATION

Section 5.01. Term. This Agreement is effective as of the Effective Date and continues in full force and effect until terminated in accordance with Section 5.02 or Section 5.03.

Section 5.02. Termination by Licensee. Licensee may terminate this Agreement in its entirety at will upon thirty (30) days written notice to Licensor.

Section 5.03. Termination by Licensor. Licensor may terminate this Agreement by written notice to Licensee immediately (or upon such other time period as indicated below) upon written notice to Licensee in any of the following events:

(a) Licensee (or any of its authorized sublicensees) has committed a material breach of this Agreement and fails to remedy such breach within sixty (60) days of receipt of written notice giving full particulars of the breach and requiring it to be remedied. If such remedy cannot be reasonably cured within such sixty (60) day time period, Licensee shall have a commercially reasonable time period to effect cure of such breach, not to exceed six (6) months;

(b) Licensee (or any of its authorized sublicensees) has materially altered the Licensed Marks without Licensor’s prior express written approval;

(c) Licensee (or any of its authorized sublicensees) uses, markets, promotes or sells products bearing the Licensed Marks or provides services in connection with the Licensed Marks in any manner that deceives or misleads the public or damages or impairs the reputation or value of the Licensed Marks in any material respect;

(d) Licensee (and its authorized sublicensees) ceases selling all of the Licensed Products under the Licensed Trademark for a period of 3 or more years;

(e) Licensee (or any of its authorized sublicensees) challenges the validity or enforceability of, or Licensor’s right to use or license the use of (except where such challenge is in connection with the use or licensed use of Licensed Marks within the Critical Power Systems Market), the Licensed Marks or assists a third party in such a challenge;

(f) Licensee (or any of its authorized sublicensees) files a voluntary petition under the United States Bankruptcy Code or the insolvency laws of any state; or has an involuntary petition filed against it under the United States Bankruptcy Code, or a receiver appointed for its business, unless such petition or appointment of a receiver is dismissed within 90 days; or

(g) Licensee assigns or transfers or attempts to assign or transfer this Agreement in violation of Section 6.01.

Section 5.04. Termination Upon Change of Control. This Agreement shall terminate immediately (i) upon any Change of Control of Vertiv without the prior written consent from Licensor (which consent shall not be unreasonably withheld) or (ii) if Licensee ceases to be a wholly owned direct or indirect Subsidiary of Vertiv. Licensee acknowledges and agrees that Licensor’s withholding of consent is per se reasonable, among other matters, if Licensor determines, in its sole judgment, that the Change of Control of Vertiv would result in a Licensor Competitor having direct or indirect Control of Vertiv or any Subsidiary, business, or asset of Vertiv benefitting from or utilizing rights under this Agreement, or may otherwise adversely affect the Licensed Marks, Licensor’s business interest or Licensor’s ability to enforce the terms of this Agreement.

Section 5.05. Effect of Termination; Survival. Except as expressly set forth in this Section 5.05, upon expiration or termination of this Agreement, Licensee shall and shall cause each of its Affiliates to immediately cease using the Licensed Marks or any derivation thereof in any form. In the event that Licensee requests in writing that Licensor consent to (i) a Change of Control of Vertiv pursuant to Section 5.04, or (ii) an assignment or transfer of this Agreement in accordance with Section 6.01(b) in connection with the sale or transfer of all or substantially all of the assets of Vertiv’s business to which this Agreement pertains, and, in either case, such consent is withheld by Licensor and this Agreement terminates pursuant to Section 5.04 or Section 5.03(g), respectively, then the rights granted to Licensee under this Agreement shall continue solely for a transitional period of one (1) year following the date of such written request, and Licensee and its Affiliates will not be obligated to modify, or cause a third party to modify, any finished goods inventories or Promotional Material to which the Licensed Marks were affixed prior to the end of such one (1) year transitional period in accordance with the terms and conditions of this Agreement and may continue to sell any such finished goods inventories until the depletion of such inventory in the ordinary course of business consistent with past practice. In the event that Licensee or any of its Affiliates fail to cease using the Licensed Marks, Licensee agrees and hereby specifically consents to Licensor obtaining a decree of a court having jurisdiction over Licensee or any of its Affiliates ordering Licensee and its Affiliates to stop the use of the Licensed Marks in any form. Notwithstanding anything in this Agreement to the contrary, Sections 2.07, 3.01, 4.03 and 5.05 and Article 6 survive any expiration or termination of this Agreement.

ARTICLE 6

GENERAL

Section 6.01. Assignment.

(a) This Agreement, and the License granted to Licensee, are personal to Licensee. Except as provided in Section 6.01(b), this Licensee shall not voluntarily or by operation of law assign or otherwise transfer all or any part of Licensee’s interest in this Agreement, and any attempted assignment or other transfer shall be null and void and may result in termination by Licensor pursuant to Section 5.03(g).

(b) Licensee may assign or transfer this Agreement in connection with the sale or transfer of all or substantially all of the assets of Vertiv’s business to which this Agreement pertains with Licensor’s prior written consent (which consent shall not be unreasonably withheld). Licensee agrees that Licensor’s withholding of consent is per se reasonable, among other matters, if Licensor determines, in its sole judgment, that the assignment or transfer would result in a Licensor Competitor having a direct or indirect interest in or rights under this Agreement, or may otherwise adversely affect the Licensed Marks, Licensor’s business interest or Licensor’s ability to enforce the terms of this Agreement.

(c) Licensee shall provide Licensor with at least thirty (30) days’ prior written notice of any desired assignment or other transfer of this Agreement. At the time Licensee gives such notice, Licensee shall provide Licensor with the information and documentation necessary to evaluate the contemplated transaction. Licensor’s consent (if given) shall be subject to such terms and conditions as Licensor reasonably deems appropriate.

Section 6.02. Notices. All notices, requests and other communications to any Party shall be in writing via overnight FedEx, UPS, or USPS service and shall be given,

if to Licensee, to:

Vertiv Co.

1050 Dearborn Drive

Columbus, OH 43085

Attention: Chief Legal Officer

if to Licensor, to:

[Licensor]

[Address]

[Address]

Attention: [name]

or such other address as such Party may hereafter specify for the purpose by notice to the other Parties. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 6.03. Specific Performance. The Parties acknowledge and agree that money damages are not an adequate remedy for any violation of this Agreement and that either Party may, in its sole discretion, apply to the court set forth in Section 6.08 for specific performance, or injunctive, or such other relief as such court may deem just and proper, in order to enforce this Agreement or prevent any violation hereof, and to the extent permitted by Applicable Law, each Party waives the posting of bond and any objection to the imposition of such relief.

Section 6.04. Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party, or in the case of a waiver, by the Party against whom the waiver is to be effective.

(b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 6.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 6.06. Dispute Resolution. The Parties acknowledge and agree that Article 8 of the Separation Agreement shall apply, mutatis mutandis, with respect to any disputes, controversies or claims (whether arising in contract, tort or otherwise) that may arise out of, relate to, arise under or in connection with this Agreement or the transactions contemplated hereby.

Section 6.07 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

Section 6.08. Jurisdiction. Subject to Section 6.06, the Parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each Party hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 6.02 shall be deemed effective service of process on such Party.

Section 6.09.. Counterparts; Effectiveness; No Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective as of the Effective Date when each Party shall have received a counterpart hereof signed by the other Party. Until and unless each Party has received a counterpart hereof signed by the other Party, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the Parties and their respective successors and assigns.

Section 6.10. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

Section 6.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[The remainder of this page has been intentionally left blank; the next page is the signature page.]

IN WITNESS WHEREOF, the Parties and Vertiv have caused this Agreement to be duly executed as of the date first written above.

Automatic Switch Company
By:
Name:
Title:
ASCO Controls, L.P. By: ASCO Valve Enterprises LLC, General Partner

By:
Name:
Title:

[ ]

By:
Name:
Title: